Exhibit 10.25

FIRST AMENDMENT TO MASTER SERVICES AGREEMENT

This First Amendment to Master Services Agreement modifies the terms and conditions! of the Master Services Agreement dated September 28, 2009 between Horace Mann Service Corporation ("Horace Mann") and Task Technology, Inc., whose business address is 9570 Downes Street, NEJ Lowell, MI 49331 ("Consultant") ("Agreement") and is hereby incorporated therein and made an integral part thereof ("Amendment"). In the event of any conflict between this Amendment and the original Agreement, this Amendment shall govern.

1.           Paragraph one (1) of section 11 of the Agreement entitled TERM AND TERMINATION is deleted in its entirety and the following paragraph is substituted in its place.

"11 TERM AND TERMINATION. The term of this Agreement shall be (extended for an additional period of 12 months, until March 31,2012 unless terminated earlier as provided in this Agreement. Each Schedule may be terminated by the Company I without further obligation, other than for payment of Fees for Services actually rendered through the date of termination, upon ten (10) day's written notice to the Consultant (the "Term") Paragraphs 6, 7, 8, 10, 11, 12, 13, 14, 16 and 17 shall survive the expiration or termination of this Agreement under all circumstances. Upon the expiration or termination of this Agreement for any reason, (a) each party shall return the other's Confidential Information and proprietary information in its possession or control, (b) all amounts not disputed in good faith that are owed by each party to the other party under this Agreement which accrued before such termination or expiration will be immediately due and payable and (c) Consultant shall deliver to Company all deliverables completed and accepted up to the date of termination for which Company has paid and Company shall have all right, title and interest hereto."

2.           The Effective Date of this Amendment shall be April 1, 2011.

3.           This Amendment may be executed in counterparts and such counterparts taken (together shall constitute one and the same agreement. This Amendment may be executed by facsimile signatures, which signatures shall have the same force and effect as original signatures.

4.           Except as set forth in this Amendment, the Agreement shall remain in full force and effect.